Exhibit 10.1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

FIRST AMENDMENT TO AMENDED AND RESTATED

SECURED SUBORDINATED PROMISSORY NOTE

 Danville, California
 Effective Date:  November 1, 2012

This FIRST AMENDMENT TO AMENDED AND RESTATED SECURED SUBORDINATED PROMISSORY NOTE (this “Note”) is made this July 9, 2013, and amends and restates in its entirety that certain Amended and Restated Secured Subordinated Promissory Note, dated March 25, 2013, with an effective date of November 1, 2012 (the “Effective Date”), by Pacific Energy Development Corp., a Nevada corporation (the “Borrower”) in favor of MIE Jurassic Energy Corporation (the “Holder”).  Pursuant to the terms and conditions of this Note, the Holder shall, from time to time and at the request of the Borrower, make cash advances to the Borrower in order to fund fees and expenses allocable to Borrower as:

(A) a holder of 20% of the membership interests of Condor Energy Technology LLC (“Condor”) for the purposes of funding (i) authorizations for expenditures (“AFEs”) approved and due and payable by Condor as a working interest owner and the operator of the Niobrara asset located in Weld and Morgan Counties, Colorado (the “Niobrara Asset”), including with respect to the  FFT2H well previously drilled and completed in Weld County, Colorado (the “FFT2H Well”), and future oil and gas wells to be drilled and completed by Condor in the Niobrara Asset, and (ii) funding general corporate, operational and Niobrara Asset-related development expenses due and payable by Condor; and

(B) an 18.75% working interest owner in the Niobrara Asset, including with respect to the FFT2H well previously drilled and completed (previously funded by the Holder through advances made to Condor), pursuant to AFEs approved and due and payable by the Borrower as a working interest owner in the Niobrara Asset (any such advances made by the Holder being referred to herein as an “Advance”).

Borrower may also use funds advanced under this Note to apply toward Niobrara Asset-related acquisition expenses and repayment to the Holder of $432,433.00 as a refund of a performance deposit paid by Holder to Condor which is due to Holder from the Borrower pursuant to that certain Term Assignment Evaluation Agreement, dated November 26, 2012, entered into by and between the Holder and the Borrower.
Upon each Advance, the parties agree that this Note shall represent the obligations of the Borrower with respect to such Advance and with respect to any Advances previously made by the Holder and still outstanding.  Each Advance shall be reflected on the Payment Schedule attached hereto pursuant to the terms hereof.  The Borrower and the Holder agree and acknowledge that this Note represents all principal and accrued interest due and payable by the Borrower to the Holder with respect to all previous amounts advanced to Condor on behalf of the Borrower by the Holder with respect to the Niobrara Asset and general corporate and operational fees and expenses of Condor as of the Effective Date.

Condor Energy Technology (“Condor”) has previously loaned to the Borrower funds as set forth on the Payment Schedule attached hereto pursuant to a promissory note entered into between the Holder and Condor dated September 24, 2012, which promissory note is recapitalized in part hereunder pursuant to and in accordance with the terms and conditions of that certain Condor Energy Technology LLC Intra-Company Agreement, entered into by and among the Holder, the Borrower, and Condor, dated as of February 14, 2013.

1. Principal and Interest; Maturity Date.  The Borrower, for value received, hereby promises to pay to the order of the Holder, in lawful money of the United States, the principal amount set forth on the Payment Schedule attached hereto (as such Payment Schedule is adjusted from time to time pursuant to the terms hereof), together with interest accrued on the unpaid principal of each Advance at the Agreed Interest Rate (as defined below) commencing on the date of each such Advance hereunder and compounding annually.  All principal and accrued interest remaining unpaid and outstanding as of August 31, 2014 (the “Maturity Date”) shall be due and payable in full within ten (10) business days of such date, unless the Maturity Date is extended upon mutual written agreement by the parties.

“Agreed Interest Rate” means the rate per annum equal to ten percentage points (10.0%).”

“Qualified Senior Indebtedness” means all indebtedness of the Borrower for money borrowed from any bank or other non-affiliated financial institution or investment group (including any indebtedness to any assignees thereof) whether now existing or hereafter arising, including, without limitation, all principal and interest (including such interest as may accrue after the initiation of bankruptcy proceedings), and all premiums, fees and expenses owing by the Borrower to any such parties in respect of such indebtedness, provided that the aggregate principal amount of such indebtedness must be at least $10,000,000 to qualify as “Qualified Senior Indebtedness” (excluding amounts borrowed from the Holder or its affiliates).

"Qualified Senior Indebtedness Transaction" shall mean one or more related transactions pursuant to which the Borrower incurs Qualified Senior Indebtedness, excluding amounts borrowed from the Holder or its affiliates.

The Borrower may request Advances under this Note at any time and from time to time by delivering a written request therefor to the Holder, with such supporting documentation that may be reasonably requested by and in a form to the reasonable satisfaction of the Holder, and the Holder shall deliver the requested Advance to the Borrower within ten (10) business days after its receipt of the Borrower’s request.  Notwithstanding anything to the contrary expressed or implied herein, any Advances made hereunder, once repaid, may not be re-borrowed. At no time shall the outstanding principal amount of all outstanding Advances hereunder exceed US$6,500,000 (Six Million Five Hundred Thousand US dollars).

2. Adjustments to Note; Payment Schedule.  The Payment Schedule attached hereto shall reflect, at all times while any amounts are outstanding under this Note, the total principal amount outstanding under this Note and the amounts and dates of all Advances made under this Note.  Adjustments to the Payment Schedule shall be made as follows:

(a) Additional Advances.  Upon the funding of each Advance, the Holder and the Borrower shall execute an “Advance Form” in substantially the form attached hereto as Exhibit A.  Each such Advance Form shall state the amount and date of the Advance, and shall include such supporting documentation that may be reasonably requested by and in a form to the reasonable satisfaction of the Holder.  Promptly after the execution of the Advance Form by both parties, the Holder shall update the total principal amount outstanding under this Note as reflected on the Payment Schedule and sign each such adjustment, shall attach the executed Advance Form to the Payment Schedule, and shall promptly deliver a copy of the foregoing to the Borrower.

(b) Prepayment Adjustment.  Promptly upon the Holder’s receipt of any repayment by the Borrower of principal and interest on any Advance, the Holder shall make the appropriate adjustment to the total principal amount outstanding under this Note on the Payment Schedule.  The Holder shall sign each such payment adjustment and attach evidence of such prepayment to the Payment Schedule.  The Holder shall promptly provide the Borrower with a copy of the adjusted Payment Schedule.

3. Payment Schedule Controls.  At all times while any amounts are outstanding under this Note, the most recent signed and dated entries on the Payment Schedule shall, in the absence of manifest error, be conclusive as to the outstanding balance of this Note; provided, however, that the failure by the Holder to make the adjustments to the Payment Schedule required by Section 2 hereof with respect to any Advance or repayment shall not limit or otherwise affect the obligations of the Borrower under this Note.

4. Prepayment.  This Note may be repaid in whole or in part at any time without penalty or premium.  For so long as any principal or accrued interest remains outstanding under this Note, all cash distributions that Borrower receives by virtue of its membership interest in Condor shall be applied by Borrower toward repayment of the outstanding principal and accrued interest due under this Note.

5. Secured Obligation. Subject to Section 6 and the limitations under this Note as described in Section 7 below, Borrower hereby grants to the Holder a first priority lien and security interest in, to and under all of the following assets of the Borrower (collectively, the “Collateral”):

(a)           the Borrower’s ownership and working interest in the FFT2H Well, the Waves 1H Well, the Logan 2H Well, and all corresponding leasehold rights pooled with respect to such wells; and

(b)           the Borrower’s ownership and working interest in each future well drilled and completed in the Niobrara Asset.

At request of the Holder, the Borrower will join with the Holder in executing one or more financing statements pursuant to the Uniform Commercial Code (the “Code”) in a form satisfactory to the Holder.  The Borrower hereby authorizes the Holder to file a financing statement signed only by the Holder in all places where necessary to perfect the Holder’s security interest in the Collateral in all jurisdictions where such authorization is permitted by the Code. Without limiting the foregoing the Borrower agrees that whenever the Code requires the Borrower to sign a financing statement for filing purposes, the Borrower hereby appoints the Holder or any of the Holder’s representatives as the Borrower’s attorney and agent, with full power of substitution, to sign or endorse the Borrower’s name on any such financing statement or other document and authorizes the Holder to file such a financing statement in all places where necessary to perfect the Holder’s security interest in the Collateral; and the Borrower ratifies all acts of the Holder and said representatives and agrees to hold the Holder and said representatives harmless from all acts of commission or omission or any error of judgment or mistake of fact or law pertaining thereto. A carbon, photographic or other reproduction of this Note or of a financing statement is sufficient as a financing statement. Upon full payment of all obligations under this Note, the Lien or charge created hereby or resulting herefrom, shall cease to exist and the Holder shall file all termination statements requested by the Borrower necessary to accomplish this purpose.

6. Subordination.  Notwithstanding the foregoing, the Borrower agrees, and the Holder by its acceptance hereof likewise agrees, that the Note shall be subordinated by the Borrower to Qualified Senior Indebtedness.  The Holder agrees to enter into a subordination agreement for Qualified Senior Indebtedness according to standard industry terms and conditions.

7. No Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of any applicable jurisdiction.  If at any time the performance of any provision involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Borrower and the Holder hereof that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest hereunder, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.

8. Attorneys’ Fees.  If the indebtedness represented by this Note or any part hereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Borrower agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by the Holder.

9. Successors and Assigns. The rights and obligations of the Borrower and the Holder will be binding upon and inure to the benefit of the successors, assigns, administrators and transferees of the parties hereto.

10. Events of Default.

(a) General.  If an Event of Default (as defined below) occurs, the Holder may declare the principal amount then outstanding of, and the accrued but unpaid interest on, this Note to be immediately due and payable.

(b) Definition.  For purposes of this Note, an “Event of Default” is any of the following occurrences:

(i) The Borrower shall fail to pay the outstanding principal and all accrued but unpaid interest under this Note on the Maturity Date;

(ii) If the Borrower shall (i) become insolvent or take any action which constitutes his admission of inability to pay his debts as they mature; or (b) file a petition in bankruptcy; or

(iii) Any event or series of events occurs which has or is reasonably likely to have a Material Adverse Effect as reasonably determined by Holder.

For purposes of this Note, a “Material Adverse Effect” means any effect, change, event, occurrence, circumstance or state of facts that would reasonably be expected to (i) be materially adverse to the business, condition (financial or otherwise), assets, liabilities, prospects or results of operations of the Borrower, or (ii) materially adversely affect the ability of the Borrower to perform its obligations hereunder and consummate the transactions contemplated hereby in a timely manner.

(c) Remedies on Default, etc.  In case any one or more Events of Default shall occur and be continuing, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise.  In case of a default in the payment of any principal of or interest on this Note, the Borrower will pay to the Holder such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.  No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies.  No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

11. Waivers and Amendments.  The Borrower hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor.  No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.  Any term of this Note may be amended or waived only with the written consent of the Borrower and the Holder.

12. Governing Law.  This Note is being delivered in, and shall be governed by and construed in accordance with, the laws of the State of Nevada, without regard to conflicts of laws provisions thereof.

IN WITNESS WHEREOF, the Borrower has executed this First Amendment to Amended and Restated Secured Subordinated Promissory Note as of the date set forth above.

BORROWER

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
President and Chief Executive Officer

ACCEPTED AND AGREED TO:

HOLDER

MIE Jurassic Energy Corp.

By:  /s/ Andrew S. Harper

Name: Andrew S. Harper

Title:  Chief Executive Officer

PEDCO – MIEJ PROMISSORY NOTE
PAYMENT SCHEDULE

Date	Amount of Advance	Amount of Repayment	Adjusted Unpaid Principal Balance of Note	Signature, Name and Title of Holder
November 1, 2012	US$1,141,777.87 (principal - $1,113,749.06 Interest- $28,028.81)	Transfer From Condor-MIEJ Note	US$1,141,777.87	By: /s/ Andrew S. Harper Name: Andrew S. Harper Title: CEO
November 1, 2012	US$1,028,287.40 (Principal – $1,007,398.31 Interest - $20,889.09)	Debt caused by Transfer from Condor – MIEJ Note to Condor – PEDCO Note	US$2,170,065.27	By: /s/ Andrew S. Harper Name: Andrew S. Harper Title: CEO
February 14, 2013	US$2,000,000.00	n/a	US$4,170,065.27	By: /s/ Andrew S. Harper Name: Andrew S. Harper Title: CEO
March 21, 2013	US$2,000,000.00	n/a	US$6,170,065.27	By: /s/ Forrest Lee Dietrich Name: Forrest Lee Dietrich Title: Chairman
By: _________________ Name: ______________ Title: ________________
By: _________________ Name: ______________ Title: ________________

EXHIBIT A
FORM OF
ADVANCE FORM

This Advance Form (this “Form”) is executed by MIE Jurassic Energy Corp. (the “Holder”), and Pacific Energy Development Corp. (the “Borrower”), with reference to the following:

A.              The Holder and the Borrower are parties to that certain Secured Subordinated Promissory Note (the “Note”) effective as of November 1, 2012, as adjusted, modified, and amended from time to time.

B.              The parties desire to increase the total principal amount outstanding under the Note to reflect an Advance made by the Holder to the Borrower, as set forth below.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree that the total principal amount outstanding under the Note shall be increased by $_________________, effective upon receipt by the Borrower of an Advance made by the Holder to the Borrower following the date hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Advance Form as of the date set forth below.

Date: ___________, 2013

BORROWER

Pacific Energy Development Corp.

Frank C. Ingriselli
President and Chief Executive Officer

HOLDER

MIE Jurassic Energy Corp.

Name:
Title: